Exhibit 1

For release: IMMEDIATELY

For additional information contact: Thomas R. Pilholski – 602.923.7200

EAGLE-PICHER HOLDINGS, INC. ANNOUNCES
FILING ANNUAL REPORT ON FORM 10-K

     Phoenix, Arizona, March 3, 2003 – Eagle-Picher Holdings, Inc. announces it filed its Annual Report on Form 10-K for its Fiscal Year (“FY”) 2002 which ended November 30, 2002. In our Form 10-K, we report net sales of $696.8 million, down $12.0 million, or 1.7%, from $708.8 million in FY 2001. In our press release on January 31, 2003, we reported FY 2002 Net Sales of $707.1 million. The $10.3 million reduction from the previously released Net Sales figures and a corresponding reduction in Cost of Products Sold resulted from our decision to not early adopt in FY 2002 recently issued accounting guidance in EITF 00-21, “Revenue Arrangements with Multiple Deliverables.” This new accounting literature may impact our financial statement presentation of the accounting for tooling costs. We will adopt EITF 00-21, as required, on December 1, 2003. We are still evaluating the impact EITF 00-21 will have on us, but do not expect it to have a material impact on our financial condition or results of operations, and we believe it will have no impact on our operating income or net income. The $10.3 million difference in Net Sales and Cost of Products Sold had no effect on previously reported FY 2002 operating income, net income (loss), earnings before interest, taxes, depreciation and amortization (“EBITDA”), or cash flows.

     In our Form 10-K, we also report FY 2002 operating income of $5.3 million, a net loss of $(36.8) million, a net loss applicable to common shareholders after accretion of preferred stock dividends of $(51.7) million, EBITDA of $71.0 million, and EBITDA as determined under our senior secured credit facility (“Credit Agreement EBITDA”) of $96.7 million. All of these figures are consistent with the figures reported in our press release on January 31, 2003.

     EBITDA and Credit Agreement EBITDA, as used herein, may not be comparable to similarly titled measures reported by other companies and should not be construed as an alternative to operating income or to cash flows from operating activities, as determined by accounting principles generally accepted in the United States of America, as a measure of our operating performance or liquidity, respectively. Funds depicted by EBITDA are not available for management’s discretionary use to the extent they are required for debt service and other commitments.

     We reaffirm our January 31, 2003 projection for FY 2003 sales to be in the range of $670 million — $700 million, EBITDA to be in the range of approximately $99 million to $103 million and Credit Agreement EBITDA to be approximately $102 million to $106 million. FY 2003 projected Credit Agreement EBITDA excludes approximately $3 million of non-cash provisions related to a recently adopted long term bonus program. On the basis of these projections, we believe we will be in compliance with all covenants under our various credit facilities in FY 2003.

     This news release contains statements which, to the extent that they are not recitations of historical fact, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to maintain existing relationships with customers, demand for our products, our ability to successfully implement productivity improvements and/or cost reduction initiatives; our ability to develop, market and sell new products, our ability to obtain raw materials, increased government regulation or changing regulatory policies resulting in higher costs and/or restricting output, increased price competition, currency fluctuations, general economic conditions, acquisitions and divestitures, technological developments and changes in the competitive environment in which we operate, as well as factors discussed in our filings with the U.S Securities and Exchange Commission.

12

     All of our operations are conducted through our wholly-owned subsidiary Eagle-Picher Industries, Inc. (“EPI”) and its subsidiaries. EPI, founded in 1843, is a diversified manufacturer of industrial products for the automotive, defense, aerospace and other industrial markets worldwide.

# # # # # #

March 3, 2003

13